Exhibit 10(a)



                      AMENDMENT NO. 2 TO THE
            AMENDED AND RESTATED EMPLOYMENT AGREEMENT
               BY AND BETWEEN RICHARD M. FRANK AND
                     SHOWBIZ PIZZA TIME, INC.


          This Amendment No. 2 (the "Amendment") is executed as of this 3rd day of March, 1997, by and between Richard M. Frank
("Employee") and ShowBiz Pizza Time, Inc., a Kansas corporation
("Employer").


                            RECITALS:


     WHEREAS, on April 14, 1993, Employee and Employer entered into that certain Amended and Restated Employment Agreement, which was effective as of January 2, 1993 (the "Agreement"), whereby the Employee agreed to serve as Chairman of the Board and Chief Executive Officer of the Employer through the last day of the fiscal year of the Employer ending on or about December 31, 1997; and

     WHEREAS, Employer desires to amend said Agreement to increase the automobile allowance for Employee:

     NOW, THEREFORE, the Agreement is hereby amended in the following respects:

     Paragraph 8 is hereby amended to read as follows:

          "8.   Automobile.  Employer shall pay to
          Employee the sum of One thousand Three
          Hundred Dollars ($1,300.00) per month
          (subject to adjustment from time to time in direct proportion to generally applicable adjustment by the Company to its automobile allowances) to reimburse Employee for the use of Employee's automobile in the performance of his duties under this Agreement and Employer shall further pay directly or by reimbursement to Employee (as Employer and Employee may from time to time agree) the premiums upon a policy of collision and liability insurance covering such automobile.
          All other costs and expenses incurred in the operation and maintenance of Employee's automobile, including but not limited to the cost of all fuel, oil, maintenance and repairs, shall be paid solely by Employee."

  IN WITNESS WHEREOF, the parties have executed this Amendment
No. 2 effective as of January 1, 1997.

                              EMPLOYER:
                              --------

                              SHOWBIZ PIZZA TIME, INC.
                              By: /s/ Michael H. Magusiak
                              ---------------------------


                              EMPLOYEE:
                              ---------

                              By:   /s/  Richard M. Frank
                              ----------------------------